UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CITY OFFICE REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

1075 West Georgia Street, Suite 2600

Vancouver, BC V6E 3C9

March 25, 2015

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of City Office REIT, Inc. (the “Company”). The Annual Meeting will be held at 9:00 a.m. Pacific Daylight Savings Time on May 7, 2015 at our counsel’s office located at 700 West Georgia Street, 25th Floor, Vancouver, BC V7Y 1B3. Details of the business to be presented at the Annual Meeting can be found in the accompanying Notice of 2015 Annual Meeting of Stockholders and Proxy Statement.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while setting a great precedent for our Company by keeping the costs down and reducing the environmental impact of our Annual Meeting. On or about March 27, 2015, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report on Form 10-K for the year ended December 31, 2014, how to vote over the Internet or how to request and return a proxy card by mail. Stockholders may request to receive a paper copy of the proxy materials and will subsequently be mailed the Proxy Statement, an annual report on Form 10-K for the year ended December 31, 2014 and proxy card.

Whether or not you plan to attend the Annual Meeting, your vote is important and we encourage you to vote promptly.

You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the Proxy Statement and on the proxy card.

On behalf of the Board of Directors, we thank you for your ongoing support and investment in our Company.

Sincerely,

/s/ James Farrar
James Farrar
Chief Executive Officer and Director

1075 West Georgia Street, Suite 2600

Vancouver, BC V6E 3C9

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. (Pacific Daylight Savings Time) on May 7, 2015

PLACE	700 West Georgia Street, 25th Floor, Vancouver, BC V7Y 1B3

ITEMS OF BUSINESS	1)	To elect six directors to serve until the annual meeting of stockholders in 2016 and until their successors are elected and qualify;

	2)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for City Office REIT, Inc. (“CIO”) for the fiscal year ending December 31, 2015; and

	3)	To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

RECORD DATE	In order to vote, you must have been a stockholder of record at the close of business on March 20, 2015 (the “Record Date”). A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of CIO at 1075 West Georgia Street, Suite 2600, Vancouver, BC, V6E 3C9. The stock transfer books will not be closed.

ADMISSION TO MEETING

Only CIO’s stockholders of record and beneficial owners who hold a legal proxy from the record owner, each as of the close of business on the Record Date, and invited guests, may attend the Annual Meeting. Proof of ownership of our common stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the meeting. For further information on admission, please refer to the question entitled “What do I need to do to attend the meeting in person?” on page 3 of the Proxy Statement which follows this notice.

PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of the following ways:

	1)	VISIT THE WEBSITE noted on your proxy card or the Notice of Internet Availability of Proxy Materials to vote via the Internet;

	2)	If you receive a printed copy of the proxy materials by mail, USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this is a free call in the U.S.); or

	3)	If you receive a printed copy of the proxy materials by mail, MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.

Any proxy may be revoked by you at any time prior to its exercise at the meeting. By Order of the Board of Directors,

/s/ Anthony Maretic
Anthony Maretic Chief Financial Officer, Secretary and Treasurer March 25, 2015

i

1075 West Georgia Street, Suite 2600

Vancouver, BC V6E 3C9

2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

City Office REIT, Inc. is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”). We will hold the Annual Meeting at our counsel’s office, located at 700 West Georgia Street, 25th Floor, Vancouver, BC V7Y 1B3, on Thursday, May 7, 2015 at 9:00 a.m. Pacific Daylight Savings Time, and any postponements, continuations or adjournments thereof. We are providing this Proxy Statement and the enclosed proxy card to our stockholders commencing on or about March 27, 2015.

The proxy materials, namely: (i) The Notice of Annual Meeting of Stockholders; (ii) the Proxy Statement; and (iii) the annual report on Form 10-K for the year ended December 31, 2014 are available online at http://www.astproxyportal.com/ast/18940/.

Unless the context suggests otherwise, references in this Proxy Statement to “City Office,” “CIO,” “Company,” “we,” “us” and “our” are to City Office REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including City Office REIT Operating Partnership, L.P., a Maryland limited partnership of which we are the sole general partner and through which we conduct substantially all of our business (our “Operating Partnership”). “Our Advisor” refers to our external advisor, City Office Real Estate Management Inc. “Second City” refers to Second City Capital Partners II, Limited Partnership. “Second City GP” refers to Second City General Partner II, Limited Partnership. “Gibralt” refers to Gibralt US, Inc. “GCC Amberglen” refers to GCC Amberglen Investments Limited Partnership. “CIO OP” refers to CIO OP Limited Partnership. “CIO REIT” refers to CIO REIT Stock Limited Partnership and CIO REIT Stock GP Limited Partnership. The “Second City Group” refers to Second City, any future real estate funds created by the principals of Second City, Second City GP, Gibralt, GCC Amberglen, CIO OP, CIO REIT and Daniel Rapaport. The “Administrator” refers to Second City Capital II Corporation.

ABOUT THE PROXY STATEMENT

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•	Election of six directors nominated by our Board of Directors (our “Board of Directors”) and listed in this Proxy Statement to serve until the annual meeting of stockholders in 2016 and until their successors are elected and qualify;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015; and

•	Such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

We completed our initial public offering (our “IPO”) in April 2014, and we qualify as an “emerging growth company” as defined in Section 3(a)(80) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, under Schedule 14A of the Exchange Act, we are exempt from the requirement to include in this Proxy Statement stockholder advisory votes on certain executive compensation matters, such as “say on pay” and “say on frequency” and we qualify for certain scaled executive compensation requirements applicable to emerging growth companies.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”) over the Internet at http://www.astproxyportal.com/ast/18940/. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Will our Advisor be present at the Annual Meeting?

Officers of City Office Real Estate Management Inc., which we refer to as our Advisor, will be present at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 20, 2015, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting.

If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

How many shares are outstanding?

At the close of business on March 20, 2015, the Record Date, 12,279,110 shares of common stock were issued and outstanding. There were no shares of restricted common stock that are entitled to vote at the Annual Meeting.

What constitutes a quorum?

Stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to be cast must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes, abstentions and broker non-votes count for purposes of determining whether a quorum is present.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person; however, in order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);

•	by telephone using the number noted on the proxy card you received (if you received a proxy card);

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, preaddressed envelope enclosed therewith; or

•	by attending the Annual Meeting and voting in person.

Please carefully follow the directions in the Notice of Internet Availability of Proxy Materials or proxy card you received. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Savings Time, on May 6, 2015. Proxies submitted by mail must be received by the Company by 5:00 p.m. Pacific Daylight Savings Time, on May 6, 2015.

Can I vote my shares in person at the meeting?

If you are a “stockholder of record,” you may vote your shares in person at the meeting, If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

What do I need to do to attend the meeting in person?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting in person. If you wish to attend the Annual Meeting and vote in person, you may contact our Investor Relations at (604) 806-3366. Only stockholders who owned our common stock as of the close of business on March 20, 2015 are entitled to attend the meeting.

•	If your shares are registered in your name and you owned our common stock as of the close of business on March 20, 2015, you only need to provide some form of government-issued photo identification for admission.

•	If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on March 20, 2015.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials or proxy card you received. Please vote all of the shares you own.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to our Secretary at 1075 West Georgia Street, Suite 2600, Vancouver, BC V6E 3C9 so it is received prior to the meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the meeting and voting your shares in person.

How may I vote for each proposal?

Proposal 1 —	You may vote for each individual nominee or withhold from each individual nominee.

Proposal 2 —	You may vote for, against or abstain from voting to ratify the appointment of KPMG LLP as our independent registered public accountants for 2015.

What are the Board of Director’s recommendations on how I should vote my shares?

Proposal 1 —	For all of the nominees for election as director.

Proposal 2 —	For the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for 2015.

Assuming a quorum is present at the Annual Meeting, what vote is required to approve each item?

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of directors	Each director will be elected by a plurality of the votes cast. This means that the six nominees receiving the greatest number of “FOR” votes will be elected as directors, even if the number of votes received is less than a majority of the votes present at the Annual Meeting.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Ratification of appointment of independent auditors	A majority of the votes cast.	Abstentions and any broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our Charter.

What if I authorize a proxy without specifying a choice on any given matter at the Annual Meeting?

If you are a stockholder of record as of the Record Date and you authorize a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board of Director’s recommendation on that matter. If you are a stockholder of record as of the Record Date and you fail to authorize a proxy or vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

What if I hold my shares through a broker, bank or other nominee?

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (the “NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a particular matter because the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, shares for which a properly-executed broker non-vote is delivered will be counted as present for purposes of determining whether a quorum is present.

If you hold your shares in a brokerage account, then, under NYSE rules, with respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you provided a quorum is otherwise present, broker non-votes will have no effect on the election of directors. With respect to Proposal No. 2 (Ratification of Independent Auditors), your broker is entitled to vote your shares on this matter if no instructions are received from you.

Because an abstention is not a vote cast, if you instruct your proxy or broker to “abstain” on any matter, it will have no effect on the vote on any of the matters to be considered at the Annual Meeting. However, your shares will still be counted as present for purposes of determining whether a quorum is present.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows:

Proposal 1 —	For all of the nominees for election as director.

Proposal 2 —	For the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for 2015.

What happens if additional matters are presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Is a list of stockholders available?

The names of stockholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting. Additionally, this list can be viewed between the hours of 9:00 a.m. and 5:00 p.m., Pacific Daylight Savings Time, at our principal executive offices at 1075 West Georgia Street, Suite 2600, Vancouver, BC V6E 3C9. Please contact our Secretary to make arrangements.

Who will count the votes?

A representative of AST will act as the inspector of election and will tabulate votes.

Who pays the cost of this proxy solicitation?

We will pay the cost of preparing, assembling and mailing the proxy materials. We have retained AST to assist us in the distribution of proxy materials and the passive solicitation of proxies. We expect to pay AST approximately $20,000 to passively solicit proxies plus other fees and expenses for other services related to this proxy solicitation, which include review of proxy materials, dissemination of brokers’ search cards, distribution of proxy materials, operating online and phone voting systems, and receipt of executed proxies. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so.

How do I submit a stockholder proposal for inclusion in the proxy materials for next year’s annual meeting, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our annual meeting of stockholders in 2016 and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices by November 26, 2015. All proposals must contain the information specified in, and otherwise comply with, our Bylaws. Proposals should be sent via registered, certified or express mail to: 1075 West Georgia Street, Suite 2600, Vancouver, BC V6E 3C9, Attention: Anthony Maretic, Chief Financial Officer, Secretary and Treasurer.

If I share my residence with another stockholder, how many copies of the 2014 Annual Report and Proxy Statement should I receive?

We are sending only a single set of the 2014 Annual Report and Proxy Statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. Each stockholder will continue to receive a separate proxy card or voting instructions card. We will deliver promptly, upon written request or oral request, a separate copy of the 2014 Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents were previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies in the future to the following address: City Office REIT, Inc., c/o American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219; (800) 937-5449. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

What if I consent to have one set of materials mailed now but change my mind later?

You may withdraw your householding consent at any time by contacting AST at the address and phone number provided above. We will begin sending separate copies of stockholders communications to you within 30 days of receipt of your instructions.

The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting AST at the address and phone number provided above.

Other Information

Our 2014 Annual Report is available at www.sec.gov, and if you received a printed copy of this Proxy Statement, accompanies this Proxy Statement. However, the Annual Report forms no part of the material for the solicitation of proxies.

The 2014 Annual Report may also be accessed through our website at http://www.cityofficereit.com by clicking on the “Investor Relations” link, followed by the “SEC Filings” link. At the written request of any stockholder who owns our common stock as of the close of business on the Record Date, we will provide, without charge, paper copies of our 2014 Annual Report, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our 2014 Annual Report by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to:

City Office REIT, Inc. 1075 West Georgia Street, Suite 2600 Vancouver, BC V6E 3C9 Attention: Secretary

PROPOSAL NO. 1. ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The Board of Directors has fixed the number of directors at six. All directors are elected for a term of one year and until their successors are elected and qualify. The Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, has nominated John McLernon, James Farrar, Samuel Belzberg, William Flatt, Mark Murski and Stephen Shraiberg, for election at the annual meeting for a term to expire at the annual meeting of stockholders in 2016 and until their successors are elected and qualify. Our Bylaws and the Partnership Agreement for our Operating Partnership currently allow the Second City Group to designate one individual for nomination for election to our Board of Directors. The Second City Group has designated Samuel Belzberg as such nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal No. 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Corporate Governance Committee may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Nominees for Election

Information is set forth below regarding the principal occupation of each nominee.

Name	Age	Position(s)
John McLernon	74	Independent Director and Chairman of the Board of Directors
James Farrar	39	Chief Executive Officer and Director
Samuel Belzberg	86	Director
William Flatt	40	Independent Director
Mark Murski	39	Independent Director
Stephen Shraiberg	68	Independent Director

John McLernon

Mr. McLernon, age 74, has served as one of our independent directors and the Chairman of our Board of Directors since our IPO in April 2014. He has been president of McLernon Consultants Ltd. since November 2004. From 1977 to 2004, he was chairman and chief executive officer of Macaulay Nicolls Maitland and Co. and its successor, Colliers International, a global real estate services company. Mr. McLernon started his career with Canadian Pacific Railway Limited in 1964 before joining its property development arm, Marathon Realty Company Limited, in Vancouver. In 1977, he became president and chief executive officer of Macaulay Nicolls Maitland and Co., a Vancouver real estate brokerage company, and in 1985 was instrumental in the employee purchase of the company and the formation of Colliers International. Over the past two decades, Mr. McLernon has guided Colliers International through steady business growth, successfully completing approximately 30 mergers, acquisitions and startups in the Americas, Asia Pacific and Europe. Mr. McLernon is honorary chair of Colliers International, is chair of A&W Revenue Royalties Income Fund and Village Farms International Inc. and sits on the boards of the Mark Anthony Group, Inc. and Canadian Urban Ltd. He is past chair of British Columbia Railway Company and the British Columbia Lottery Corporation. Mr. McLernon is founding chair of Streetohome Foundation, the Vancouver coalition to end homelessness. He also serves as an independent advisor to the investment committee of Second City Capital Partners II, Limited Partnership. Mr. McLernon brings to the Board of Directors extensive experience as an executive at a public company, which enables him to make significant contributions to the deliberations of the Board of Directors, especially in relation to operations, financings and strategic planning. Mr. McLernon has a bachelor of arts from McGill University.

James Farrar

Mr. Farrar, age 39, is our chief executive officer and has been a member of our Board of Directors since our IPO in April 2014. He joined Second City in October 2009 as a managing director and has completed over $400 million of acquisitions since its launch in the spring of 2010. From August 2003 to prior to joining Second City, Mr. Farrar served as the Vice President of Ken Fowler Enterprises Limited, a family office with a diversified portfolio concentrated primarily in the real estate and hospitality sectors. At Ken Fowler Enterprises Limited, Mr. Farrar was responsible for leading acquisitions, divestitures and portfolio management. Prior to this, Mr. Farrar was an investment professional with TD Capital, the private equity unit of TD Bank. Mr. Farrar has extensive experience in acquisitions and divestitures with a combined enterprise value in excess of $1.5 billion and has completed over $1.0 billion of financing transactions. Mr. Farrar is currently a director and chair of the audit committee of BENEV Capital Inc. Mr. Farrar received a bachelor’s degree in business administration from Wilfrid Laurier University and is a chartered accountant, a chartered business valuator and a CFA charterholder. Mr. Farrar brings to our Board of Directors extensive executive management experience gained over 15 years of involvement in the private equity, real estate and corporate finance industries.

Samuel Belzberg

Mr. Belzberg, age 86, has been a member of our Board of Directors since our IPO in April 2014. Mr. Belzberg has been the Chairman of Second City Capital Partners, a multi-fund private equity firm that invests in real estate and conventional private equity, since 2004 and is the president of Gibralt Capital Corp., Mr. Belzberg’s family office holding company since 1995. Mr. Belzberg founded First City Financial in the 1970s, built the company into a multi-billion dollar financial services organization with offices located across North America and Europe and founded a real estate company in the 1990s which at its peak operated 26 real estate projects throughout the United States and was ultimately sold to the Blackstone Group. In addition, Mr. Belzberg has been active in various real estate markets in the United States. Mr. Belzberg serves on boards of directors of several private companies and is involved with numerous charities. Mr. Belzberg has a bachelor’s degree in commerce and business administration from the University of Alberta. Mr. Belzberg brings to our Board of Directors extensive executive and acquisition experience in the office real estate industry gained over 48 years of managing, leasing, acquiring and financing office buildings.

William Flatt

Mr. Flatt, age 40, has served as one of our independent directors since our IPO in April 2014. He has served as executive vice president and chief operating officer of Telos Group LLC since April 2013, an office landlord representation and marketing firm in Chicago with nearly 12 million square feet under representation. He is a founder and principal with Oxbow Ventures, LLC, a private equity venture capital and advisory firm that was formed in February 2012. From 1996 to 2011, Mr. Flatt worked for Parkway Properties, Inc., a NYSE listed real estate investment trust specializing in office properties. He began his career at Parkway as a property manager and leasing agent and quickly advanced to the position of asset manager. He also served as vice president of investor relations. From 2005 to 2011, he served as executive vice president in the positions of chief financial officer as well as secretary and later chief operating officer. He serves on the board of trustees of Millsaps College, where he chairs the facilities and environment committee and is part of the committee that oversees the endowment. Mr. Flatt has served as an adjunct professor in economics at Millsaps College and as a guest lecturer at the University of Texas McCombs School of Business. From 1998 to 2001, he served on the board of directors of The People’s Bank, a community bank in Jackson, Mississippi. In 2011, Mr. Flatt was appointed by Governor Haley Barbour of Mississippi to a commission studying the state’s public employee pension system. He has served as vice chairman of the Mississippi Council on Economic Education and is a current member of the Realty Club of Chicago. Mr. Flatt brings to the Board of Directors extensive executive and acquisition experience in the office real estate industry gained over 18 years of managing, leasing, acquiring and financing office buildings. Mr. Flatt has a bachelor of arts in economics from Millsaps College and a masters in business administration from University of Chicago Booth School of Business.

Mark Murski

Mr. Murski, age 39, has served as one of our independent directors since our IPO in April 2014. He has been a managing partner with Brookfield Financial Corp., a global investment bank since December 2010, and has over 15 years of investment banking and private equity experience. Mr. Murski was made a partner in Brookfield Financial Corp. in 2006, became a managing partner in December 2010 and assumed the position of chief operating officer in December 2012. Mr. Murski is responsible for originating and executing mergers and acquisitions, debt and equity capital markets transactions and conducts general corporate finance advisory for Brookfield Financial Corp. While at Brookfield Financial Corp., Mr. Murski has worked on numerous public and private mergers and acquisitions transactions, involving real estate clients such as Dundee International REIT, Summit Industrial Income REIT, Realex Properties Corporation, InStorage REIT, Overland Realty Inc., Lone Star, Gazit America Inc. and Atlas Cold Storage. Mr. Murski previously worked in Brookfield Asset Management Inc.’s merchant banking group, prior to which he worked at Ernst & Young LLP. He previously served for seven years on the board of the Greater Toronto Chapter of NAIOP having resigned in January 2015, and was a founding director of Trisura Guarantee Insurance Company. Mr. Murski brings to the Board of Directors extensive executive management experience as well as acquisition and transaction experience with a wide range of real estate clients. Mr. Murski is a CPA, a CFA charterholder and a graduate of the Richard Ivey School of Business.

Stephen Shraiberg

Mr. Shraiberg, age 68, has served as one of our independent directors since our IPO in April 2014. He has been the president of Urban Property Management, Inc. since 1971, which is engaged in developing and managing all types of real estate. Mr. Shraiberg is also the major stockholder of Esprit Homes, Ltd., a major Colorado homebuilder since 1989. Mr. Shraiberg has been involved in the development of approximately 20,000 apartment units since 1971. Mr. Shraiberg was a member of the National Association of Housing Management’s National Advisory Council and the Governor’s Task Force on Housing for the State of Colorado. He is currently on the board of directors of Columbine Capital Corp., a non-public bank holding company. He was also the chairman of the board of directors of the Equitable Bank of Littleton and a director of Equitable Bankshares of Colorado, both private companies. Mr. Shraiberg was on the board of directors of Guaranty Bank and Trust and its holding company, Centennial Bank Holdings, Inc., both public companies. Additionally, Mr. Shraiberg has served on the board of trustees of Whittier College, and has been a member of various other non-profit boards over the past several years, including the Salvation Army and the Latin American Educational Foundation. From 2004 until 2006, Mr. Shraiberg was an independent advisor to Second City Capital I, Limited Partnership. Mr. Shraiberg is a limited partner in Second City Capital Partners II, Limited Partnership and a member of such limited partnership’s LP advisory committee. Mr. Shraiberg brings to the Board of Directors experience as an executive at a public company, which enables him to make significant contributions to the deliberations of the Board of Directors, especially in relation to operations, financings and strategic planning. Mr.  Shraiberg holds a bachelor’s degree in finance from the University of Colorado.

Board of Directors and Committees

Our shares of common stock are listed on the NYSE under the symbol “CIO” and we are subject to the NYSE listing standards. We have adopted corporate governance guidelines and charters for the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors intended to satisfy NYSE listing standards. We have also adopted a code of business conduct and ethics for our directors and officers intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of ethics and these charters are available on our website at http://www.cityofficereit.com.

We operate under the direction of our Board of Directors. Our Board of Directors is responsible for the overall management and control of our affairs. Our Board of Directors must approve all investment decisions involving the acquisitions of properties upon recommendations made by our Advisor and in accordance with our investment guidelines.

We currently have six directors, four of whom are independent directors under standards established by the SEC and the NYSE. Our independent directors are John McLernon, William Flatt, Mark Murski and Stephen Shraiberg. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Our Board of Directors has approved our objectives and strategies on investments and borrowing. The directors may establish further written objectives and strategies on investments and borrowings, or modify existing strategies and objectives, and will monitor our administrative procedures, investment operations and performance.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board of Directors is not staggered and is elected annually, and we have opted out of the board classification statute under Title 3, Subtitle 8 of the Maryland General Corporation Law (“MGCL”) and therefore we cannot elect to stagger our Board of Directors in the future without a vote of our stockholders;

•	of the six persons currently who serve on our Board of Directors and are nominated for re-election, four, or 66.7%, have been determined by us to be independent for purposes of the NYSE corporate governance listing standards and Rule 10A-3 under the Exchange Act;

•	we have opted out of the business combination statute, Title 3, Subtitle 6 under the MGCL, and the control share acquisition statute, Title 3, Subtitle 7 under the MGCL; and

•	we do not have a stockholder rights plan (i.e., a “poison pill”).

The Board of Directors held a total of eight meetings during 2014. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The directors who serve on these committees, the current Chairman of these committees and the number of meetings these committees, and the Board of Directors, held during 2014 are set forth below:

Board Member	Audit	Compensation	Nominating	Board
Jamie Farrar				X
Samuel Belzberg				X
John McLernon	X		X	Chairman
William Flatt	Chairman	X		X
Mark Murski	X	Chairman	X	X
Stephen Shraiberg		X	Chairman	X
Number of Meetings	3	—	—	8

During fiscal year 2014, all incumbent directors attended at least 75% of the aggregate of:

•	the total number of meetings of the Board of Directors held during the period for which the director had been a director; and

•	the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served.

Our corporate governance guidelines provide that directors are invited and encouraged to attend our annual meeting of stockholders.

Board of Directors Committees

We currently have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All of our standing committees consist solely of independent directors, the principal functions of which are briefly described below. Our Board of Directors may from time to time establish other committees to facilitate our management.

Audit Committee

Our Audit Committee consists of William Flatt, Mark Murski and John McLernon, and William Flatt serves as the chair of the Audit Committee. Our Board of Directors has determined that each of these members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. Our Audit Committee is composed only of directors who are independent in compliance with applicable SEC and NYSE rules.

Our Audit Committee, among other matters, oversees: (1) our financial reporting, auditing and internal control activities; (2) the integrity and audits of our financial statements; (3) our compliance with legal and regulatory requirements; (4) the qualifications and independence of our independent auditors; (5) the performance of our internal audit function and independent auditors; and (6) our overall risk exposure and management. Our Audit Committee also has the following duties to:

•	annually review and assess the adequacy of the Audit Committee charter and the performance of the Audit Committee;

•	be responsible for the appointment, retention and termination of our independent auditors and determine the compensation of our independent auditors;

•	review the plans and results of the audit engagement with the independent auditors;

•	evaluate the qualifications, performance and independence of our independent auditors;

•	have sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof and the fees therefor;

•	review the adequacy of our internal accounting controls;

•	meet at least quarterly with our executive officers, internal audit staff and our independent auditors in separate executive sessions; and

•	prepare the Audit Committee report required by the SEC regulations to be included in our annual proxy statement.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The designation does not impose on them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors. Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website.

Compensation Committee

Our Compensation Committee consists of Mark Murski, Stephen Shraiberg and William Flatt, and Mark Murski serves as the chair of the Compensation Committee. Our Compensation Committee is composed only of directors who are independent in compliance with applicable SEC and NYSE rules.

The Compensation Committee has the sole authority to retain, and terminate, any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee’s responsibilities include, among other matters:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, if any, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation, if any, of all of our other officers;

•	reviewing and approving the compensation of all of our directors;

•	reviewing our executive compensation policies and plans;

•	evaluating the performance of our officers;

•	evaluating the performance of our Advisor;

•	overseeing plans and programs related to the compensation of our Advisor, including fees payable to our Advisor pursuant to the Advisory Agreement;

•	administering the Equity Incentive Plan and the issuance of any common stock or other equity awards granted to personnel of our Advisor or its affiliates who provide services to us;

•	preparing compensation committee reports;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	discussing with management the compensation discussion and analysis required by the SEC regulations; and

•	preparing a report on executive compensation to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Stephen Shraiberg, Mark Murski and John McLernon, and Stephen Shraiberg serves as the chair of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed only of directors who are independent in compliance with NYSE rules. The Nominating and Corporate Governance Committee’s principal duties include the following:

•	identify individuals qualified to become members of our Board of Directors and ensure that our Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds;

•	develop, and recommend to our Board of Directors for its approval, qualifications for director candidates and periodically review these qualifications with our Board of Directors;

•	review the committee structure of our Board of Directors and recommend directors to serve as members or chairs of each committee of our Board of Directors;

•	review and recommend committee slates annually and recommend additional committee members to fill vacancies as needed;

•	develop and recommend to our Board of Directors a set of corporate governance guidelines applicable to us and, at least annually, review such guidelines and recommend changes to our Board of Directors for approval as necessary; and

•	oversee the annual self-evaluations of our Board of Directors and management.

Audit Committee Report

In connection with the preparation and filing of City Office REIT, Inc.’s (“CIO”), annual report on Form 10-K for the year ended December 31, 2014, or the annual report:

•	The Audit Committee of the Board of Directors of CIO, or the Audit Committee, has reviewed and discussed the audited financial statements to be included in the 2014 Annual Report with CIO’s management and KPMG LLP, the Company’s independent registered public accounting firm;

•	Prior to the commencement of the audit, the Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

•	The Audit Committee has discussed with CIO’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board, (“PCAOB”), in Rule 3200T;

•	The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the independence of KPMG LLP and satisfied itself as to KPMG LLP’s independence; and

•	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of CIO that the audited financial statements be included in the annual report.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), and the Exchange Act, except to the extent CIO specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:

William Flatt, Chairman

John McLernon

Mark Murski

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time after the date of our formation, or currently is, an officer or employee of our company, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee.

Role of our Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from the three standing committees, our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk. In addition, the Board of Directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Code of Business Conduct and Ethics

Our Board of Directors adopted a code of business conduct and ethics that establishes the standards of ethical conduct applicable to all of our directors, officers, employees, our Advisor and its employees who provide services to us, consultants and contractors. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, compliance with applicable governmental laws, rules and regulations, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, conflicts of interest or other violations. Any waiver of our code of ethics with respect to our chief executive officer, chief financial officer and secretary, chief operating officer and president, or persons performing similar functions may only be authorized by our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law and NYSE regulations and posted on our website. Amendments to the code of ethics must be approved by our Board of Directors and will be promptly disclosed and posted on our website (other than technical, administrative or non-substantive changes). Our code of ethics is publicly available on our website at http://www.cityofficereit.com and in print to any stockholder who requests a copy.

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees will operate. These guidelines cover a number of areas including the size and composition of our Board of Directors, Board of Directors membership criteria and director qualifications, director responsibilities, Board of Directors agenda, roles of the Chairman of the Board of Directors and chief executive officer, meetings of independent directors, committee responsibilities and assignments, Board of Directors member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. Our Nominating and Corporate Governance Committee will review our corporate governance guidelines at least once a year and, if necessary, recommend changes to our Board of Directors. Additionally, our Board of Directors adopted independence standards as part of our corporate governance guidelines. A copy of our corporate governance guidelines is posted on our website at http://www.cityofficereit.com.

PROPOSAL NO. 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has completed a competitive process to review the appointment of CIO’s independent registered public accounting firm for the year ending December 31, 2015.

As a result of this process, on March 4, 2015, the Audit Committee approved appointing KPMG LLP to serve as CIO’s independent public accountants for the fiscal year ending December 31, 2015.

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accountants for our fiscal year ending December 31, 2015. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit

Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CIO. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF KPMG LLP TO AUDIT THE FINANCIAL STATEMENTS OF CIO FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below from our IPO in April 2014 through December 31, 2014.

2014
Audit Fees(1)	$579,345
Audit-Related Fees	—
All Other Fees	—

Total	$579,345

(1)	Audit fees consisted of the aggregate fees billed for professional services rendered by KPMG LLP in connection with its audit of our consolidated and combined financial statements, reviews of our quarterly reports on Form 10-Q, audits required in connection with property acquisitions, and certain additional services associated with our IPO and follow on offering, including reviewing registration statements and the issuance of comfort letters and consents.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the Audit Committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met. All of the audit and audit-related services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The Audit Committee charter provides guidelines for the pre-approval of independent auditor services, attached as Appendix A to this Proxy Statement.

PROPOSAL NO. 3. OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

Except as set forth in this section, all shares of common stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of CIO as of March 25, 2015, is the beneficial owner of more than 5% of the outstanding shares of Common Stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to warrants or convertible notes are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	CIO REIT Stock LP	1,434,296		9.2%
Common Stock and Common Units	Samuel Belzberg	1,665,306	(2)	10.7%
Common Units	CIO OP Limited Partnership	2,671,561		17.6%

(1)	Reflects the percentage of total common stock and common units outstanding on a fully diluted basis.
(2)	Mr. Belzberg owns 214,211 shares of common stock and an indirect beneficial ownership in 1,451,095 common units through CIO OP Limited Partnership. Share amount includes his immediate family members.

The following tables set forth the number and percentage owned as of March 25, 2015 by each of our present directors, each of our present named executives, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be named executives) and directors as a group of our shares of common stock.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to vested options, warrants or share appreciation rights are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Name of Beneficial Owner	Shares Owned(1)	Percentage of All Shares	Common Units Owned	Percentage of All Shares and Common Units(2)
James Farrar(3)	171,086	1.3%	—	1.1%
Gregory Tylee(3)	137,399	1.1	—	0.9
Anthony Maretic	32,612	0.3	—	0.2
Samuel Belzberg(3)	214,211	1.7	1,451,095	10.7
John McLernon(3)	8,882	0.07	—	0.06
William Flatt	4,382	0.03	—	0.03
Mark Murski	4,000	0.03	—	0.03
Stephen Shraiberg(3)	50,882	0.4	70,594	0.8

All directors and executive officers as a group (8 persons)	623,454	4.9%	1,521,689	13.7%

(1)	Share amounts include restricted common stock units, which have been granted but have not vested under the Equity Incentive Plan.
(2)	Based on 12,717, 020 shares of common stock outstanding and 2,915,709 common units outstanding. both on a fully diluted basis as of the date of March 20, 2015.
(3)	Share amount includes immediate family members.

NON-DIRECTOR EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers, one of whom also serves as a director and executive officer of our Advisor (see “Our Advisor and the Advisory Agreement — Our Advisor”), as of the date hereof. Unless otherwise indicated, the business address of all of our directors and executive officers is 1075 West Georgia Street, Suite 2600, Vancouver, British Columbia, Canada V6E 3C9.

Name	Age	Position
James Farrar	39	Chief Executive Officer, Director
Gregory Tylee	43	Chief Operating Officer, President
Anthony Maretic	43	Chief Financial Officer, Secretary and Treasurer

Information is set forth below regarding the background of our executive officers who are not also directors.

Gregory Tylee

Mr. Tylee, age 43, is our chief operating officer and president since our IPO in April 2014. He joined Second City Capital Partners II, Limited Partnership in May 2010 and has been primarily responsible for sourcing, underwriting and acquiring properties throughout the United States. He has been involved in real estate transactions with a combined enterprise value of approximately $1.7 billion over the course of his career. He has deep relationships with real estate operators, lenders and brokers. Mr. Tylee held both the vice president of acquisitions and president roles for Bosa Properties Inc. from May 2008 to October 2012, a prominent real estate development company based in Vancouver, Canada, with over 400 employees. As president, Mr. Tylee was involved in all aspects of Bosa’s decision-making with a primary responsibility for growing the business through new acquisitions. Mr. Tylee received a bachelor’s degree in accounting from Brock University and is a chartered accountant. Mr. Tylee brings to our Board of Directors accounting and finance skills as well as over 20 years of diverse real estate experience that includes acquisitions of various types of income-producing property and high-rise development.

Anthony Maretic

Mr. Maretic, age 43, is our chief financial officer, secretary and treasurer since our IPO in April 2014. He has over 15 years of experience in senior financial and operational roles, of which 10 years were spent within the real estate industry. Prior to joining the Second City Group in May of 2013, Mr. Maretic served as the chief operating officer and chief financial officer of Earls Restaurants Ltd., one of North America’s premier privately held restaurant companies from 2006 to March of 2013. Mr. Maretic’s experience in the real estate industry includes his role as the chief financial officer for Wilkinson Good Neighbor Communities REIT, a $230 million portfolio of U.S.-based senior living facilities, where he served from December 2005 to October 2006. Mr. Maretic has also held several financial management positions with Bentall Capital Limited Partnership, one of Canada’s premier institutional real estate advisory companies, and its predecessor, Bentall Corporation, which was a $2 billion public real estate company listed on the Toronto Stock Exchange. Mr. Maretic is a chartered accountant and holds a bachelor’s degree in commerce and business administration from the University of British Columbia.

OUR ADVISOR AND THE ADVISORY AGREEMENT

Our Advisor

We are externally managed by our Advisor according to the terms set out in the Advisory Agreement. James Farrar (our chief executive officer) serves as vice president of our Advisor, Gregory Tylee (our chief operating officer and president) serves as vice president of our Advisor, Anthony Maretic (our chief financial officer, secretary and treasurer) serves as treasurer of our Advisor and Samuel Belzberg (a member of our Board of

Directors) serves as president of our Advisor. These principals of our Advisor control the general partner of Second City. Second City began its investment activities in the spring of 2010 and was founded by James Farrar, Gregory Tylee and Gibralt U.S., Inc., a corporation indirectly owned by Samuel Belzberg. Mr. Belzberg founded First City Financial in the 1970s, built the company into a multi-billion dollar financial services organization with offices located across North America and Europe and founded a real estate company in the 1990s which at its peak operated 26 real estate projects throughout the United States and was ultimately sold to the Blackstone Group. In addition, Mr. Belzberg has been active in various real estate markets in the United States. Since its launch, Second City has obtained commitments for equity capital of over $150 million from institutional investors and high net worth individuals and has acquired real estate assets with a cost of over $580 million across a variety of asset classes in the United States. Second City owns eight other office complexes totaling approximately 2.2 million square feet in Arizona, Florida, New York and Texas. Second City also separately owns approximately 4,500 apartment units in Texas and New York and 330 acres of land held for future development in California and Texas. We believe Second City’s acquisition and investment activities of non-competitive properties in many of our target markets provide us with ready access to local operators and acquisition opportunities.

We will not acquire any additional properties from the Second City Group or its affiliates without stockholder approval.

As of the date hereof, the principals of our Advisor, through the ownership of our common units and shares of our common stock, beneficially own an approximately 12.8% interest in our company on a fully diluted basis, which we believe aligns their interests with those of our stockholders.

Advisory Agreement

In connection with our IPO, we and our Operating Partnership entered into the Advisory Agreement with our Advisor pursuant to which our Advisor provides management and advisory services to us. The Advisory Agreement requires our Advisor to manage our business affairs in conformity with policies and investment guidelines that are approved and monitored by our Board of Directors.

Our Advisor provides us with the following management services (the “Advisory Services”):

•	Serves as our and our subsidiaries’ consultant with respect to the periodic review (no less often than annually) of the investment guidelines and other parameters for the acquisition of properties, financing activities and operations, any modifications to which must be approved by a majority of our independent directors and other policies for approval by our Board of Directors;

•	Advises our Board of Directors on strategic matters, including potential acquisitions, dispositions, financings and development;

•	Advises and assists with borrowing, issuances of securities and other capital raising requirements, including assistance in dealings with banks and other lenders, investment dealers and investors;

•	Identifies, evaluates, recommends and assists in the structuring of acquisitions, dispositions, financings and other transactions;

•	Develops and implements business plans and annual budgets and monitors our financial performance;

•	Advises with respect to investor relations strategies and activities;

•	Advises with respect to regulatory compliance requirements, risk management policies and any litigation matters;

•	Provides guidance to the managers of the properties in our portfolio on operating expenses, lease negotiation terms and capital expenditures;

•	Makes recommendations with respect to the payment of distributions, including dividends;

•	Supervises our compliance with the real estate investment trust (“REIT”) provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and our qualification as a REIT, including soliciting required information from stockholders and complying with the applicable provisions of our governing instruments;

•	Supervises the preparation of all financial statements, financial reports, management discussion and analysis and other financial information;

•	Reports directly to the Audit Committee of our Board of Directors with respect to all financial matters;

•	Supervises our disclosure policy and review all news releases and other public announcements;

•	Assists us with our public financial reporting and disclosure-related responsibilities;

•	Assists us on all strategic and tactical matters as they relate to accounting, budget management, cost benefit analysis, risk management and forecasting needs;

•	Provides guidance on the development of a financial and operational strategy, and the ongoing development and monitoring of control systems designed to preserve our assets and reporting of accurate financial results;

•	Provides (i) executive and administrative personnel, office space and office services required in rendering services to us and our subsidiaries, and (ii) to us, at the request of our Board of Directors, the services of our Advisor’s senior management team to act as our chief executive officer, chief operating officer and president and chief financial officer;

•	Administers the day-to-day operations and performing, and supervising the performance of, such other administrative functions necessary to our and our subsidiaries’ management as may be agreed upon by our Advisor and our Board of Directors;

•	Furnishes reports and statistical and economic research to us regarding our and our subsidiaries’ activities and services performed for us and our subsidiaries by our Advisor;

•	Assists us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•	With respect to prospective purchases, sales or exchanges of properties, conducts negotiations on our and our subsidiaries’ behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

•	Causes us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations;

•	Evaluates and recommends to our Board of Directors hedging strategies and engage in hedging activities on our behalf, consistent with our qualification as a REIT and our investment guidelines;

•	Assists us in taking all necessary action to enable us to make required tax filings and reports, including soliciting information from stockholders to the extent required by the Code applicable to REITs;

•	Handles and resolves all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) to which we or our subsidiaries may become subject arising out of our or our subsidiaries day-to-day operations (other than with our Advisor), subject to such limitations as may be imposed by our Board of Directors;

•	Uses commercially reasonable efforts to cause expenses incurred by us or our subsidiaries (or on our or their behalf) to be commercially reasonable or commercially customary and within any budgeted parameters or guidelines established by our Board of Directors from time to time;

•	Uses commercially reasonable efforts to cause us to comply with all applicable laws;

•	Maintains our website; and

•	Performs any additional services as may from time to time be agreed to in writing by our Advisor and us for which our Advisor will be compensated on terms to be agreed upon between our Advisor and us prior to the provision of such services.

During the term of the Advisory Agreement, our Advisor has agreed that it will not, individually or in partnership or jointly or in conjunction with any person, directly or indirectly, (a) create or manage another public entity focused on the ownership of Suitable Properties (defined below), (b) invest in, or finance the purchase of, assets which constitute Suitable Properties and meet our investment criteria, unless they have been first offered to us (on no less favorable terms) and we have declined to purchase such assets or (c) solicit tenants and employees away from us or our facilities, or otherwise interfere with the relationships that we have with such persons, each as further described in “Conflicts of Interest.”

“Suitable Properties” means (x) developed commercial real estate properties (i) where at least 85% of the gross leasable area is allocated for office use, (ii) that have leases in place for at least 85% of the gross leasable area of the building and (iii) with leases that have, in the aggregate, a weighted average (based on square footage) of at least three years remaining at the time of acquisition or (y) any undeveloped or unimproved real property that is contiguous to a property owned by us.

Advisory Fee and Acquisition Fee

We pay our Advisor the following fees for providing the Advisory Services:

(i) Advisory Fee. A base management fee, calculated and payable in cash in arrears on a monthly basis, equal to 1/12 of the sum of (I) 0.5% multiplied by the value (at our IPO price) of common units and common stock that the Second City Group received in connection with our IPO and the related formation transactions (the “Formation Transactions”) in exchange for their contributed properties and (II) 1% multiplied by the sum of (i) the net proceeds of our IPO less the write off of financing costs related to our IPO and distributions to City Office Predecessor members for certain transaction costs related to our IPO plus (ii) the difference, if any, between (A) our stockholders’ equity and non-controlling interest in the Operating Partnership as of the calculation date plus accumulated depreciation as of the calculation date less the accumulated depreciation as of April 22, 2014 and (B) our stockholders’ equity and noncontrolling interest in the Operating Partnership as of April 22, 2014:

1/12 the sum of (0.5% x the Second City Group’s common units and common stock x our IPO price) + (1% x ((net proceeds of our IPO — write off of financing costs — distributions to City Office Predecessor members for certain transaction costs related to our IPO) + (stockholders’ equity and noncontrolling interest in the Operating Partnership at the end of the applicable month + accumulated depreciation at the end of the applicable month — accumulated depreciation as of April 22, 2014 — stockholders’ equity and noncontrolling interest in the Operating Partnership as of April 22, 2014)))

(ii) Acquisition Fee. An acquisition fee equal to 1% of the gross purchase price of each property (other than our initial properties) is due at the closing of each acquisition. Up to one-third of the acquisition fee may be paid in the form of our common stock at the discretion of our Board of Directors.

Our Advisor uses a portion of the proceeds from its advisory fee to pay our Administrator for services provided pursuant to the Administration Agreement.

Expense Reimbursement

We also reimburse our Advisor for certain reasonable out-of-pocket expenses in connection with the Advisory Services (including, for the avoidance of doubt, any transaction costs incurred in connection with property acquisitions or out-of-pocket expenses associated with acquisition investigations, such as environmental site assessments, building inspection reports, independent appraisals and travel costs). We do not reimburse our Advisor for any compensation paid to or benefits received by our Advisor’s personnel, including those serving as our executive officers.

Term and Termination

The Advisory Agreement has an initial four-year term from the completion of our IPO on April 22, 2014 and will automatically be renewed for additional one-year terms unless terminated by either us or our Advisor.

We have the right to terminate the Advisory Agreement without the payment of any fees (other than those accrued to date of termination) as a result of:

(i) an “event of default” of our Advisor, including bankruptcy, insolvency, fraud, willful misconduct, gross negligence, misappropriation of funds or material uncured breach (subject to 30 days prior written notice and provided that such breach is not cured within the notice period, or, if not curable within such 30-day period, such longer period as may be necessary provided that our Advisor is diligently pursuing such cure);

(ii) a Change of Control (as defined below) of our Advisor (other than internal transfers); and

(iii) the election of the Board of Directors to internalize, such election being able to be made on the earlier of (x) four years from the date of the completion of our IPO and (y) such time as we have achieved an “Internalization Event” (as defined below).

We also have the right to terminate the Advisory Agreement, but we must pay the Advisor a fee equal to three times the amount of the advisory fees and acquisition fees for the 12 months preceding the termination up to a maximum of 4% of our equity market capitalization, as a result of a Change of Control of our company, provided that our Advisor is notified of such election to terminate within 90 days of such Change of Control.

Our Advisor has the right to terminate the Advisory Agreement and receive a termination fee equal to three times the amount of the advisory fees and acquisition fees for the 12 months preceding the termination up to a maximum of 4% of our equity market capitalization as a result of:

(i) an event of default of our company (subject to 60 days prior written notice and provided that such breach is not cured within the notice period or within the subsequent 30-day period); and

(ii) a Change of Control of our company, provided that our Advisor notifies us of such election to terminate within 90 days of such Change of Control.

“Change of Control” means the direct or indirect acquisition by any person, or group of persons, acting jointly or in concert, of voting control or direction over more than 50% of the votes attaching, collectively, to outstanding voting shares of us or our Advisor, as applicable.

“Internalization Event” means our company has achieved a fully diluted equity market capitalization of $500 million based on the volume-weighted average price of our common stock on the NYSE over 20 consecutive trading  days.

Grants of Equity Compensation to Employees of Our Advisor

At the completion of our IPO, pursuant to the Advisory Agreement and under our Equity Incentive Plan, we issued 66,051 restricted stock units to Mr. Farrar, 66,051 restricted stock units to Mr. Tylee, 17,614 restricted stock units to Mr. Maretic and 202,555 restricted stock units to Mr. Belzberg. The units vest ratably over three years beginning on the first anniversary of the completion of our IPO, generally subject to such person’s continued service with the Advisor (but vest in full upon an involuntary termination without cause). The restricted stock units carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable executive upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. In connection with the declaration of dividends of $0.183 per share on May 12, 2014, $0.235 per share on September 12, 2014, and $0.235 on December 15, 2014, Mr. Farrar was granted an additional 3,367 restricted stock units, Mr. Tylee was granted an additional 3,367 restricted stock units, Mr. Maretic was granted an additional 898 restricted stock units and Mr. Belzberg was granted an additional 7,447 restricted stock units in satisfaction of their dividend equivalent rights granted under our Equity Incentive Plan. These additional restricted stock units vest in accordance with the same vesting schedule, and upon the same conditions, as the underlying restricted stock units as to which the dividend equivalent rights were granted with respect to (generally vesting on the first three annual anniversaries of our IPO).

Future awards will be at the discretion of our Compensation Committee. For purposes of the foregoing, the number of total shares will be calculated as if all common units, other than common units held by us, are exchanged for  shares of our common stock.

Real Estate Operation Services

Real estate operation services required for each of our properties are provided by experienced third-party office real estate operation companies doing business in the location of the property being managed. Fees paid to the local real estate operators are at customary market rates in the location of the property being managed and, in most cases, are included in the operating costs of the office properties to be reimbursed by the tenants.

The real estate operation services of the local real estate operators generally include: communicating with tenants; collecting all rents and other amounts payable by tenants; subject to our prior consent, instituting litigation or other proceedings on behalf and in the name of our company; ensuring compliance with all leases and all contractual, statutory or municipal obligations with respect to the property; paying all operating costs and carrying charges and other expenses relating to the operation of the property; reviewing and managing property taxes and assessments, maintaining proper books and records and communicating with governmental authorities as required; obtaining certificates of insurance from each tenant’s insurer and ensuring the maintenance of such insurance; and providing all other services which it is appropriate for a real estate operator to provide.

In some instances, as part of the Second City Group’s acquisition strategy, the Second City Group obtained real estate operation services for our properties from independent third parties that retained or acquired a minority interest in the buildings. We continue to implement this strategy and believe that having quality local operators with a meaningful investment in the properties provides a strong alignment of interests and serves to create sources of future acquisition opportunities. In addition, we employ a compensation strategy for property managers and operating partners that provides additional profit participation upon achieving certain objectives.

The management agreements for each of our properties require us to pay management fees of 2% to 3.5% of gross rental revenue, with the exception of the Corporate Parkway property, which is self-managed by its sole tenant. Each of the management agreements sets out duties customarily handled by office real estate operators and includes termination rights for us for cause, or without cause, upon sale of the relevant property to a third party.

Our Administrator

Our Advisor entered into the Administration Agreement with our Administrator, an affiliate of the Second City Group, at the completion of our IPO. Pursuant to the Administration Agreement, our Advisor has access to the Second City Group’s employees, infrastructure, business relationships, management expertise, information technologies, capital raising capabilities, legal and compliance functions and accounting, treasury and investor relations capabilities to enable our Advisor to fulfill its responsibilities under the Advisory Agreement. The Administration Agreement will terminate upon termination of the Advisory Agreement.

CONFLICTS OF INTEREST

We are subject to conflicts of interest relating to our Advisor because, among other things:

•	The Advisory Agreement was not negotiated at arm’s-length and may not be on terms as favorable as we could have negotiated with a third party. Pursuant to the Advisory Agreement, our Advisor is obligated to supply us with substantially all of our senior management team;

•	Each of our executive officers and non-independent directors is also an owner of our Advisor. These individuals have interests in our relationships with our Advisor that are different than the interests of our stockholders. In particular, these individuals will have a direct interest in the financial success of our Advisor, which may encourage these individuals to support strategies that impact us based upon these considerations. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our Advisor, which were not negotiated at arm’s-length, and the terms of such agreements and arrangements may not be as favorable to us as if they had been negotiated with an unaffiliated third party. In order to minimize any potential conflict of interest, however, (a) the Advisory Agreement includes non-competition and non-solicitation provisions with respect to our Advisor and its affiliates, on the one hand, and our company, on the other hand, (b) we have preferential acquisition rights with respect to Suitable Properties that our Advisor has identified and (c) we will not purchase any properties from the Second City Group or any of its affiliates without first obtaining the approval of our stockholders (other than the principals or our Advisor or its affiliates owning a majority of our common stock), each as described further below;

•	Our Advisor may retain, for and on our behalf and at our sole cost and expense, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, valuation firms, financial advisors, due diligence firms, underwriting review firms, banks and other lenders and others as our Advisor deems necessary or advisable in connection with our management and operations. Our Advisor has the right to cause any such services to be rendered by its employees or affiliates. Except as otherwise provided in the Advisory Agreement, we are required to pay or reimburse our Advisor performing such services for the reasonable cost thereof, provided that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	Our Advisor may subcontract and assign its responsibilities under the Advisory Agreement to any of its affiliates in accordance with the terms of the Advisory Agreement applicable to any such subcontract or assignment;

•	Our Advisor’s liability is limited under the Advisory Agreement and we must indemnify our Advisor with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting (i) reckless disregard of our Advisor’s duties under the Advisory Agreement, (ii) willful misconduct, (iii) bad faith or (iv) gross negligence. As a result, we could experience poor performance or losses for which our Advisor would not be liable; and

•	Some of the principals of our Advisor currently manage the Second City Group, which may raise other similar private equity platforms. The Second City Group’s acquisition strategy differs from our own in that it typically focuses on “value-add” real estate investments as well as non-office investments. The role of the owners of our Advisor as managers of the Second City Group could place our Advisor in a position of conflict with respect to a potential investment. See “—Preferential Acquisition Rights” below.

Non-Competition and Non-Solicitation Provisions

Under the Advisory Agreement, without the prior approval of our independent directors, the Second City Group, our Advisor, their respective affiliates and James Farrar, Anthony Maretic, Gregory Tylee and Samuel

Belzberg, in their individual capacities, agreed that they will not during the term of the Advisory Agreement (i) create or manage another entity (A) that is publicly traded on an exchange or (B) that is not publicly traded on an exchange, but which entity’s securities are registered, and in the case of each of (a) and (B), which entity’s principal investment strategy focuses on the ownership of Suitable Properties or where 50% or more of such entity’s assets are comprised of Suitable Properties, (ii) invest in, purchase or finance the purchase of any assets directly or through any entity in which they have a management role that constitute Suitable Properties and meet our investment criteria unless they have first been offered to us (on no less favorable terms) and we have declined to purchase such assets (see “— Preferential Acquisition Rights” below) or (iii) solicit tenants (see “— Restrictions on Leasing” below) and employees away from us or our facilities, or otherwise interfere with relationships that we have with our tenants.

Additionally, we will not purchase any properties from the Second City Group or any of its affiliates without first obtaining the approval of the holders of a majority of shares of our outstanding common stock (other than the principals or our Advisor or its affiliates).

The provisions will remain in effect during the term of the Advisory Agreement, provided, however, that in the case of a termination of the Advisory Agreement by reason of an event of default by our Advisor, the provisions will remain in effect for an additional 12 months following the termination of the Advisory Agreement.

Preferential Acquisition Rights

During the term of the Advisory Agreement, we have a right of first opportunity to purchase any property or property interest that is a Suitable Property (whether within or outside our target market) identified and being considered for potential acquisition by the Second City Group, any fund managed by the Second City Group, our Advisor or any of their affiliates under common control (collectively, the “Fund Affiliates”) (each, an “Offered Investment”); provided, however, that for the avoidance of doubt, the following will not be deemed to be Offered Investments: (A) properties that are geographically adjacent to properties currently owned by the Second City Group or one of its affiliates, and (B) investments in which pre-existing contractual obligations to joint venture partners prohibit offering us a right of first opportunity to purchase. Upon being notified in writing that a Fund Affiliate is considering the acquisition of a Suitable Property, which must be accompanied by the material transaction terms (including the contemplated purchase price), we have a period of 30 days to elect to acquire the Offered Investment on those terms (or such lesser period as may be available under the circumstances from the vendors of the Offered Investment). At the time that our Advisor presents the Offered Investment to us, our Advisor will also provide its recommendation regarding whether the Offered Investment would be a suitable investment for us in light of our investment guidelines, our operating policies and other relevant investment considerations, and with an outline of all of the material terms and conditions of the Offered Investment then known to our Advisor, including relevant summary financial and property information.

Our independent directors may elect for us to acquire an Offered Investment, in which event our Advisor shall promptly and diligently undertake to cause us to complete such acquisition. If our independent directors do not elect to direct our Advisor to acquire the Offered Investment during the relevant period or expressly decline to acquire the Offered Investment, then (i) subject to paragraph (ii) below, we shall have conclusively waived any further rights with respect of the Offered Investment and (ii) the relevant Fund Affiliate shall have the right to acquire the Offered Investment for a purchase price not less than 95% of the purchase price offered to us and on otherwise the same terms and conditions. In the event that the purchase price is less than 95% of the purchase price offered to us or the acquisition terms become in the reasonable judgment of our independent directors materially different than those presented to us, then we have a period of five business days from receipt of notice from the relevant Fund Affiliate (or such lesser period as may be available, under the circumstances, from the vendors of the Offered Investment) to determine if we want to acquire the Offered Investment on such terms and conditions and at such purchase price.

Other Activities of Our Advisor

Our Advisor has advised us that it does not currently intend to provide management or advisory services to other entities but may decide to do so in the future.

Restrictions on Leasing

Our Advisor and its affiliates agreed to not actively approach or solicit, directly or indirectly, any tenant that currently occupies space at any property in which we have an ownership interest (a “City Office Property”) for the purpose of engaging in discussions relating to the negotiation of any lease of a property managed or owned by our Advisor or any of its affiliates (a “Managed Property”). Notwithstanding the foregoing, in the event that a tenant of a City Office Property hires a third-party leasing broker to solicit proposals for a new lease and our Advisor or its relevant affiliate is contacted by such broker in relation to a Managed Property, our Advisor shall promptly notify our independent directors of such proposal, following which it shall be entitled to respond to such proposal or sign a lease with such tenant for a Managed Property.

In the event that any current or prospective tenant (a “Tenant”) of a City Office Property approaches our Advisor for the purposes of engaging in discussions relating to the negotiation of any lease at a Managed Property that is within a radius of three miles of any City Office Property, our Advisor is obligated to (i) notify our independent directors and keep them apprised of the status of negotiations with the Tenant and (ii) use its commercially reasonable efforts to provide us with the opportunity to make a proposal to the Tenant to lease space in a City Office Property. Our Advisor is not required to take any such action if it is prohibited from doing so by confidentiality obligations explicitly required by the Tenant or its representatives, provided that our Advisor will use its commercially reasonable efforts to cause the Tenant to waive any such confidentiality restrictions as it relates specifically to notifying our independent directors and allowing us to make a proposal to the Tenant.

In the event that the Tenant signs a lease in respect of a Managed Property, our Advisor must provide to us on a confidential basis, if requested by our independent directors, the Compensation Committee or the Nominating and Corporate Governance Committee, an executed copy of such lease (where our Advisor, acting reasonably, is not prohibited from doing so by confidentiality obligations explicitly required by the Tenant or its representatives).

Policies with Respect to Conflicts of Interest

We adopted a code of ethics that prohibits transactions involving conflicts of interest between us on the one hand, and our officers, employees, directors and Advisor on the other hand, except for such transactions that are approved by a majority of our directors (including a majority of our independent directors) in compliance with the code of ethics. A “conflict of interest” arises when the private interest of a person covered by the code interferes in any material respect with our interests or his or her service to us. Waivers of our code of ethics for certain covered persons must be disclosed in accordance with NYSE and SEC requirements. In addition, our Board of Directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Other than in connection our IPO and the Formation Transactions or as approved by a majority of the independent directors of our Board of Directors so voting, we will not purchase portfolio assets from, or sell them to, our directors, officers or our Advisor, or any of our or their affiliates, or engage in any transaction in which they have a direct or indirect pecuniary interest (other than the Advisory Agreement) in any circumstances other than as described above in “Preferential Acquisition Rights” and “Restrictions on Leasing.” We have a right of first opportunity to purchase any property or property interest that is a suitable property and is being considered for potential acquisition by Second City, any fund managed by Second City, our Advisor or any of their affiliates, as discussed in “Preferential Acquisition Rights.”

Except as provided above and in “Preferential Acquisition Rights” and “Restrictions on Leasing,” we do not have a policy that expressly prohibits our directors, officers, security holders or any of our affiliates from engaging for their own account in business activities of the types conducted by us.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Formation Transactions

In connection with our IPO and the Formation Transactions, certain of our directors, executive officers and their affiliates received material financial and other benefits as shown below. As a result of the Second City Group’s contribution of its interest in the Property Ownership Entities to us and our Operating Partnership in the Formation Transactions (values shown are based on the public offering price for our common stock in our IPO):

•	James Farrar, our chief executive officer and one of our directors, and his immediate family member, received, through their ownership interests in CIO REIT Stock Limited Partnership and CIO REIT Stock GP Limited Partnership (collectively, “CIO REIT”) and a one-time grant of restricted stock under the Equity Incentive Plan (see “Our Advisor and the Advisory Agreement — Grants of Equity Compensation to Employees of Our Advisor”), 132,145 shares of our common stock (66,051 are covered by the grant of restricted stock units and will result in issued shares upon settlement of restricted stock units as the applicable vesting criteria is satisfied) with a total value of approximately $1,651,813, which represented 1.3% of the total number of shares of our common stock outstanding on a fully diluted basis upon completion of our IPO and the Formation Transactions;

•	Gregory Tylee, our chief operating officer and president, and his immediate family member, received, through their ownership interests in CIO REIT and a one-time grant of restricted stock under the Equity Incentive Plan (see “Our Advisor and the Advisory Agreement — Grants of Equity Compensation to Employees of Our Advisor”), 120,078 shares of our common stock (66,051 are covered by the grant of restricted stock units and will result in issued shares upon settlement of restricted stock units as the applicable vesting criteria is satisfied) with a total value of approximately $1,500,975, which represented 1.0% of the total number of shares of our common stock outstanding on a fully diluted basis upon completion of our IPO and the Formation Transactions;

•	Anthony Maretic, our chief financial officer, secretary and treasurer, received, through a one-time grant of restricted stock under the Equity Incentive Plan (see “Our Advisor and the Advisory Agreement — Grants of Equity Compensation to Employees of Our Advisor”), 17,614 shares of our common stock (17,614 are covered by the grant of restricted stock units and will result in issued shares upon settlement of restricted stock units as the applicable vesting criteria is satisfied) with a value of approximately $220,175, which represented 0.1% of the total number of shares of our common stock outstanding on a fully diluted basis upon completion of our IPO and the Formation Transactions;

•	Samuel Belzberg, president of our Advisor and one of our directors, and his immediate family members and associated holding companies, received, through their ownership interests in Entity Names and a one-time grant of restricted stock under the Equity Incentive Plan (see “Our Advisor and the Advisory Agreement — Grants of Equity Compensation to Employees of Our Advisor”), 1,806,395 common units and shares of our common stock (202,556 are covered by the grant of restricted stock units and will result in issued shares upon settlement of restricted stock units as the applicable vesting criteria is satisfied) with a total value of approximately $22,579,938, which represented 15.3% of the total number of shares of our common stock outstanding on a fully diluted basis upon completion of our IPO and the Formation Transactions. Mr. Belzberg also received $10 million of cash through his ownership of Gibralt and GCC Amberglen when Gibralt and GCC Amberglen contributed their interests in the Amberglen property to our Operating Partnership; and

•	Stephen Shraiberg, one of our directors, received 80,448 common units with a total value of approximately $1,005,600, which represented 0.7% of the total number of shares of our common stock outstanding on a fully diluted basis upon completion of our IPO and the Formation Transactions.

In addition, in connection with the declaration of dividends of $0.183 per share on May 12, 2014, $0.235 per share on September 12, 2014, and $0.235 on December 15, 2014, Mr. Farrar was granted an additional 3,367 restricted stock units, Mr. Tylee was granted an additional 3,367 restricted stock units, Mr. Maretic was granted an additional 898 restricted stock units and Mr. Belzberg was granted an additional 7,447 restricted stock units in satisfaction of their dividend equivalent rights granted under our Equity Incentive Plan. These additional restricted stock units vest in accordance with the same vesting schedule, and upon the same conditions, as the underlying restricted stock units as to which the dividend equivalent rights were granted with respect to (generally vesting on the first three annual anniversaries of our IPO).

Also, for so long as the Second City Group and its affiliates collectively own at least 10% or more of our outstanding common stock on a fully-diluted basis (assuming all outstanding common units not owned by us or our subsidiaries are tendered for redemption and exchanged for shares of our common stock, regardless of whether such common units are then eligible for redemption), the Second City Group will have the right from time to time to designate individuals for nomination for election by our stockholders to our Board of Directors as follows:

•	for so long as the Second City Group and its affiliates own 30% or more of our fully diluted outstanding common stock, (i) if the number of directors comprising our entire Board of Directors is six or more, the Second City Group will have the right to designate two nominees and (ii) if the number of directors comprising our entire Board of Directors is five or fewer, the Second City Group will have the right to designate one nominee;

•	for so long as the Second City Group and its affiliates own less than 30% but at least 10% of our fully diluted outstanding common stock, regardless of the number of directors comprising our entire Board of Directors, the Second City Group will have the right to designate one nominee;

•	if the Second City Group and its affiliates own less than 10% of our fully diluted outstanding common stock, the Second City Group will have no right to designate for nomination any individual to serve on our Board of Directors. If, subsequent to the time that Second City Group and its affiliates’ ownership of our fully diluted outstanding common stock falls below 10%, the Second City Group and entities controlled by the Second City Group again own 10% or more of the outstanding shares of our common stock as determined in the same manner as described above, then the Second City Group shall once again be entitled to exercise any designation or other applicable rights of the Second City Group set forth in the partnership agreement;

•	during any period in which the Second City Group and its affiliates own at least 5% of our fully diluted outstanding shares of our common stock as determined in the same manner as described above, the Second City Group will be entitled to identify an individual to attend and observe meetings of our Board of Directors; and

•	notwithstanding the foregoing, during any period in which the Second City Group and its affiliates own less than 5% of our common units, the Second City Group’s designation or other applicable rights under the partnership agreement shall terminate.

Contribution Agreements

In connection with the consummation of our IPO, the Second City Group contributed to us and our Operating Partnership their entire interests in the Property Ownership Entities in the Formation Transactions pursuant to separate contribution agreements. Pursuant to these contribution agreements with the Second City Group, we assumed, or succeeded to, all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed. These contribution agreements contained representations and warranties by the contributors to us and our Operating Partnership with respect to the condition and operations of the properties and interests to be contributed to us and certain other matters. We are not entitled to indemnification under the contribution agreements unless our damages exceed 1% of the consideration paid to the contributors. In such cases, we are indemnified for the portion of our damages that exceeds 1% of the consideration paid to the contributors. In addition, the indemnification in the contribution agreements is capped at 10% of the value of the consideration paid to the contributors. Additionally, we agreed to indemnify (a) Second City and Second City GP with respect to losses resulting from third-party claims arising under an existing guaranty of recourse obligations at the Washington Group Plaza by Second City in favor of Natixis Real Estate Capital LLC from and after the closing of our public offering until we have replaced Second City as guarantor thereunder, (b) the limited partner of the AmberGlen property owner with respect to losses resulting from third-party claims arising under an existing guaranty of recourse obligations by such limited partner in favor of RAIT Partnership, L.P. until we have replaced the limited partner as guarantor thereunder and (c) the limited partners of the Central Fairwinds property owner with respect to certain losses resulting from defaults at other properties owned by us that are cross-defaulted to the Central Fairwinds property.

Partnership Agreement

In connection with our IPO and the Formation Transactions, we entered into an amended and restated partnership agreement with the various persons. As a result, these persons became limited partners of our Operating Partnership. As of March 26, 2015, our directors and executive officers will beneficially own 13.7% of the outstanding common stock and common units on a fully diluted basis.

Pursuant to the partnership agreement, limited partners of our Operating Partnership and assignees of limited partners have the right, beginning April 21, 2015, to require our Operating Partnership to redeem part or all of their common units for cash equal to the then-current market value of an equal number of shares of our common stock (determined in accordance with and subject to adjustment under the partnership agreement), or, at our election, to exchange their common units for shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our Charter.

Registration Rights Agreement

Under the registration rights agreement, subject to certain limitations, commencing not later than April 21, 2015 and subject to the availability of a registration statement on Form S-3, or a successor short form registration, we must file a registration statement covering the resale of the shares of our common stock issued or issuable, at our option, in exchange for common units issued in the Formation Transactions related to our IPO to the Second City Group and certain of our executive officers (collectively, the “Applicable Holders”). Commencing not later than April 21, 2015, the Applicable Holders are also entitled to require us on one occasion to register their common stock for public sale subject to certain exceptions, limitations and conditions precedent. As promptly as reasonably practicable after we receive a demand notice from the Applicable Holders, we are required to file with the SEC a registration statement and must use our commercially reasonable efforts to cause any such registration statement to become and remain effective as promptly as reasonably practicable after the filing thereof.

In addition, if we propose to file, at any time following April 21, 2015, a registration statement with respect to a public offering of our common stock for our own account or for the account of others, subject to certain exceptions, we must give notice of the proposed filing to the Applicable Holders of registrable shares as soon as practicable and offer the Applicable Holders the opportunity to include in the registration statement such amount of registrable shares as they may request, subject to customary underwriter cutback provisions. We agreed to pay all of the expenses relating to the securities registrations described above.

Indemnification and Limitation of Directors’ and Officers’ Liability

Our Charter and amended and restated Bylaws provide certain indemnification rights for our directors and officers and we entered into an indemnification agreement with each of our directors and executive officers, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors or otherwise, to the maximum extent permitted by Maryland law.

Tax Protection Agreements

Our Operating Partnership entered into tax protection agreements with certain of the contributors, on behalf of themselves and their direct and indirect owners (the “Protected Parties”). Pursuant to the tax protection agreements, our Operating Partnership agreed not to sell, exchange or otherwise dispose of any properties during the four years immediately following our IPO and the Formation Transactions (the “Tax Protection Period”) in a transaction that would cause the Protected Parties to realize built-in gain. All of our properties have such built-in gain. Pursuant to the tax protection agreements, we anticipate that the total amount of protected built-in gain to the Protected Parties is approximately $57 million. If we sell one or more properties during the Tax Protection Period, our Operating Partnership, subject to certain exceptions, is required to pay to each Protected Party an amount equal to the U.S. federal, state and local taxes that may be imposed on the built-in gain allocated to it or its owners, with the amount of such taxes being computed based on the highest applicable U.S. federal, state and local marginal tax rates, as well as the tax liabilities incurred as a result of such tax protection payment. Consequently, our ability to sell or dispose of our properties is substantially restricted by this obligation to make payments to the Protected Parties during the Tax Protection Period if we sell a property.

The tax protection agreements also require our Operating Partnership to maintain a minimum level of indebtedness of $2 million throughout the Tax Protection Period in order to allow an amount of debt to be allocable to the Protected Parties and their owners that is sufficient to avoid certain adverse tax consequences, regardless of whether such debt levels are otherwise required to operate our business. Moreover, if the amount of Operating Partnership debt allocable to the Protected Parties and their owners at any point during the Tax Protection Period would not otherwise be sufficient to avoid such adverse tax consequences, our Operating Partnership provides the Protected Parties with the opportunity to guarantee debt upon a future repayment, retirement, refinancing or other reduction of currently outstanding debt prior to the end of the Tax Protection Period. These obligations may require us to maintain more or different indebtedness than we would otherwise require for our business. After the Tax Protection Period, our Operating Partnership will be required to use commercially reasonable efforts to provide the Protected Parties with an opportunity to guarantee its debt, provided that it will not be required to incur any debt that it otherwise would not have incurred (as it determines in its reasonable discretion). If we fail to maintain such minimum indebtedness throughout the Tax Protection Period or to make such opportunities available, we are required to make indemnifying payments to the Protected Parties intended to approximate the tax liability of the Protected Parties and their direct or indirect owners resulting from such failure, computed in the manner described in the preceding paragraph.

Equity Incentive Plan

In connection with the closing of the Formation Transactions and our IPO, we adopted the Equity Incentive Plan in order to provide a mechanism to align the interests of our directors and executive officers and our Advisor with the interests of our stockholders. An aggregate of 869,347 shares of common stock are available for issuance under awards granted pursuant to the Equity Incentive Plan.

In connection with our IPO, we adopted a cash and equity-based incentive award plan for our directors and officers and our Advisor.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Our named executives and their principal offices from the closing of our IPO and during 2014 were:

•	Mr. James Farrar, our chief executive officer (“CEO”);

•	Mr. Gregory Tylee, our chief operating officer (“COO”) and President; and

•	Mr. Anthony Maretic, our chief financial officer (“CFO”) and Secretary.

There were no other executive officers of CIO other than our CEO, COO and President and CFO and Secretary serving at the end of the fiscal year ended December 31, 2014.

Overview of Compensation Program and Philosophy

Because our Advisory Agreement provides that our Advisor is responsible for managing our affairs, our named executives and other officers have not received, nor do we expect they will in the future receive, any cash compensation, pension benefits, perquisites or other personal benefits from us for their services as our officers. We have no arrangements to make cash payments to our named executives upon their termination from service as our officers. Instead, we pay our Advisor the fees described under “Executive Officer and Director Compensation-Fees and Expenses Paid to Our Advisor” below. We may, however, compensate our named executives, other officers and individuals affiliated with our Advisor with equity and equity-based awards or other types of awards in accordance with our long-term incentive plan (“LTIP”) intended to align their interests with the interests of our stockholders. Awards that may be granted under our LTIP include unrestricted stock, restricted stock, restricted stock units, deferred stock units, options, stock appreciation rights, performance awards, dividend equivalents, other stock based awards and any other right or interest relating to stock or cash (collectively referred to herein as “awards”). Our Compensation Committee will determine if and when any of our named executives, other officers or individuals affiliated with our Advisor will receive such awards. As discussed below, our Compensation Committee made restricted stock awards to the named executives in March 2015 which related to CIO’s 2014 performance. Additionally, our named executives are executive officers of our Advisor and are compensated by our Advisor, in part, for their services rendered to us.

2014 Company Performance

In applying our compensation program and philosophy to the named executives in 2014, the Compensation Committee sought to recognize the executive management team’s financial and strategic accomplishments during 2014. During 2014, we acquired three office properties adding a total of 485,000 square feet to its portfolio. As of December 31, 2014, our existing portfolio was 93.4% leased. In addition, in April 2014, we completed an underwritten public offering of 5,800,000 shares of common stock (prior to the underwriters exercising their overallotment option) for total gross proceeds of approximately $72.5 million and the common stock commenced trading on the NYSE. In December 2014, we completed another underwritten public offering of 3,750,000 shares of common stock (prior to the underwriters exercising their overallotment option) for total gross proceeds of approximately $46.9 million. The Compensation Committee believes that we continue to successfully execute our business objectives and investment strategies. We provide an analysis of our financial and operational performance in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our 2014 Annual Report.

Cash and Other Compensation

As discussed above, we do not pay or accrue any salaries or bonuses to our named executives.

Equity-Based Compensation

As discussed above, the Compensation Committee may, from time to time pursuant to the LTIP, grant our named executives certain equity-based awards. These awards are designed to align the interests of our named executives with those of our stockholders, by allowing our named executives to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for our company. These awards provide a further benefit to us by enabling our Advisor and its affiliates to attract, motivate and retain talented individuals. We currently do not have any equity ownership requirements or guidelines for our named executives.

The Compensation Committee also intends to design long-term incentive awards to ensure that our named executives have a continuing stake in our long-term success, that the total compensation realized by our named executives reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of their total compensation opportunity is earned over a multi-year period and could be forfeitable in the event of termination of their service to us or our affiliates.

We believe our compensation policies are particularly appropriate since we are an externally advised REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and in the growth of dividends and market capitalization. Accordingly, we want to provide incentives to our named executives that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our named executives with the interests of our stockholders since the value our named executives receive from these awards is largely dependent on the value of our common stock, the potential for appreciation of that value and our capability to pay dividends. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our named executives to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our named executives under our LTIP. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the named executives earned from prior awards. While the Compensation Committee will take past awards (if any) into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies, as well as the recommendations of our Advisor. Awards, if any, are to be granted on an annual basis.

Risk Management and CIO’s Compensation Policies and Procedures

As part of the Board of Director’s role in risk oversight, the Compensation Committee considers the impact of our compensation plans, policies and practices, and the incentives created by the same, on our risk profile. Based on this consideration, the Compensation Committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on CIO. Some of the factors the Compensation Committee considered as mitigating the risks of our compensation plans include:

•	The Compensation Committee retains discretion to determine incentive awards based on its consideration of multiple performance factors and does not rely on a purely formulaic approach; and

•	CIO would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct.”

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interest. We reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances, however, we do not currently expect to provide compensation that would exceed such deductibility limit.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The Compensation Committee will take Section 409A into account in determining the form and timing of compensation paid to our executives in the event CIO provides any nonqualified deferred compensation.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by CIO in connection with a change in control. The Compensation Committee does not expect to provide any compensation that would be considered an “excess parachute payment.”

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which CIO accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), or FASB ASC Topic 718, when determining the form and timing of equity compensation grants to employees, including our named executives. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the Board of Directors determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board of Directors would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results, including cancellation or forfeiture of equity-based incentive compensation. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

2014 Compensation Decisions

As stated above, the Compensation Committee awarded James Farrar, Gregory Tylee and Anthony Maretic 12,038, 12,038 and 7,200 restricted stock units respectively at the March 2015 meeting. Each of the non-executive directors were awarded 1,328 restricted stock units, each. Mr. Farrar and Mr. Tylee were primarily responsible for developing and successfully implementing our business objectives, investment strategies and capital raising efforts in 2014 described above. As our chief financial officer and holding a similar role at our Advisor, Mr. Maretic was responsible for our financial reporting and planning and regulatory filings and the primary liaison with our independent public accounting firm and successful capital raising efforts in 2014.

Executive Officer Compensation

Summary Compensation Table

We do not provide any of our named executive officers with any cash compensation or bonus. Nor do we provide any named executive officer with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

The table below summarizes the total compensation paid or awarded to each of our named executive officers, since our IPO, for the fiscal years indicated. This compensation was paid at the direction of our Advisor in satisfaction of certain of our obligations to our Advisor under the Advisory Agreement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total
James Farrar, Chief Executive Officer	2014	—	—	$853,471	—	$853,471
Gregory Tylee, Chief Operating Officer and President	2014	—	—	853,471	—	853,471
Anthony Maretic, Chief Financial Officer and Secretary	2014	—	—	227,592	—	227,592

(1)	The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of restricted stock awards during the applicable fiscal year under the Company’s long-term incentive plan.

Potential Payments Upon Termination or Change in Control as of December 31, 2014

If any of our named executive officers were to have been involuntarily terminated without cause as of December 31, 2014, such named executive would have been entitled to accelerated vesting in full of the unvested portion of the restricted stock units he received in connection with our IPO under the LTIP, as well as the unvested portion of the dividend equivalent rights he was granted in 2014.

If the employment of a named executive had terminated as of December 31, 2014 under any other circumstances (i.e., any termination other than an involuntary termination without cause), his unvested restricted stock units, and the unvested portion of the dividend equivalent rights he was granted in 2014, would have been forfeited on the date of such termination.

None of our named executives are entitled to accelerated vesting of any of their unvested restricted stock units or any of the unvested dividend equivalent rights they were granted in 2014, solely on account of a change in control.

Director Compensation

We have approved and implemented a compensation program for our non-employee directors that consists of annual retainer fees and long-term equity awards. As compensation for serving on our Board of Directors, each director who is not employed by our Advisor receives an annual base fee for his or her services of $30,000. In addition, each non-employee director receives a meeting fee of $1,000 for attending each Board of Directors meeting, committee meeting or telephonic meeting to approve investments. The Chairman of the Board of Directors receives an additional annual cash retainer of $15,000, and the chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional annual cash retainer of $5,000.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at Board of Directors and committee meetings.

On August 12, 2014, our Board of Directors approved our independent director share grant program. Pursuant to this program, each independent director is to be granted a number of restricted stock units, up to 1,500, equal to the number of shares of our common stock that such director purchases on the open market. The matching restricted stock units vest ratably over three years and carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable executive upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. Pursuant to this program, each of Mr. McLernon, Mr. Flatt and Mr. Shraiberg has been granted 1,500 restricted stock units.

Directors who are employees or a partner of our Advisor do not receive any compensation from us for their services as directors.

We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

The following table sets forth information regarding the compensation paid or accrued by CIO during 2014 to each of our independent directors – Sam Belzberg and Jamie Farrar were not paid any cash compensation:

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
John McLernon	$43,750	$19,230	$62,980
William Flatt	37,250	19,230	56,480
Stephen Shraiberg	34,250	19,230	53,480
Mark Murski(2)	37,250	—	37,250

	$152,500	$57,690	$210,190

(1)	On October 29, 2014, our compensation committee made the initial stock grant under the director plan so that our independent directors received 1,500 shares of common stock subject to a matching program, valued at $12.82 per share, as computed in accordance with FASB ASC Topic 718 based upon the grant date closing price of a share on the NYSE. These awards vest over a 3 year period.
(2)	Fees earned were paid to Brookfield Financial Corp.

Equity Compensation Plan Information

The following table sets forth certain information regarding the outstanding equity awards at December 31, 2014.

Name	Option Awards	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
James Farrar	—	68,175	(1)	$853,471
Gregory Tylee	—	68,175	(1)	853,471
Anthony Maretic	—	18,180	(1)	227,592

(1)	Vests in three equal installments on each of April 21, 2015, April 21, 2016 and April 21, 2017, subject generally to continued service to the Advisor on the applicable vesting dates.

Fees and Expenses Paid to Our Advisor

Pursuant to the terms of the Advisory Agreement, our Advisor is compensated as follows:

•	For the year ended December 31, 2014, our Advisor was paid $682,221 for base management fees and $800,000 for acquisition fees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish CIO with copies of all such reports.

We believe that during fiscal 2014, Mr. Farrar, Mr. Tylee, Mr. Maretic and Mr. Belzberg inadvertently failed to file the applicable Form 4 filings concerning their respective automatic grants of dividend equivalent rights in 2014 on a timely basis. (The right to receive such grants, provided in connection with our declaration of a dividend of $0.183 per share on May 12, 2014 and a dividend of $0.235 per share on September 15, 2014, were previously disclosed in our Form S-11 registration statement and the applicable amendments relating to our first follow-on common stock offering following our IPO). Such grants of dividend equivalent rights covered 2,124 restricted stock units for Mr. Farrar, 2,124 restricted stock units for Mr. Tylee, 566 restricted stock units for Mr. Maretic, and 6,513 restricted stock units for Mr. Belzberg. Each restricted stock unit may be settled through delivery of one share of our common stock when the applicable vesting criteria is satisfied. However, as of the date of this Proxy Statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2014 have now been filed.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC and in accordance with our Bylaws, holders of shares of common stock who desire to submit proposals for inclusion in our proxy statement for our 2016 annual meeting of stockholders (the “2016 Annual Meeting”), subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of CIO by November 26, 2015.

Our Bylaws provide that nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at our 2016 Annual Meeting by any stockholder of CIO who was a stockholder of record both at the time of giving of notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with our advance notice Bylaw requirements. For any nomination or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary and any such other business must otherwise be a proper matter for action by the stockholders. To be timely for our 2016 Annual Meeting, a stockholder’s notice must set forth all information required under our Bylaws and must be delivered to the Secretary at our principal executive office not earlier than October 27, 2015 nor later than November 26, 2015; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. In the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at our principal executive office not later than 5:00 p.m., Eastern Standard Time, on the tenth day following the day on which we first make such public announcement.

In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

A stockholder who wishes to submit recommendations for director candidates to the Nominating and Corporate Governance Committee should send a written recommendation to our executive offices, attention: Nominating and Corporate Governance Committee Chairman. The stockholder must represent that the stockholder is a stockholder of CIO and the stockholder will remain so through the date of the relevant annual meeting of stockholders of CIO and, if the stockholder is not a record owner of common shares, provide such information about the record owner as CIO may request. The recommendation must also include the written consent of the person so recommended, or the recommended person, to serve as a director if nominated and elected. The stockholder and the recommended person must also provide such additional information as the Nominating and Corporate Governance Committee may request, including any information requested concerning their respective backgrounds and relationships with one another and CIO and concerning the qualifications of the recommended person. All stockholder recommendations received by the Nominating and Corporate Governance Committee will begin to be reviewed at the first meeting of the Nominating and Corporate Governance Committee held after receipt of the recommendation and any additional information requested by Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee expects to consider nominees recommended by security holders for the 2016 Annual Meeting if submitted as described above by November 26, 2015 in order that the submission may be considered by the Nominating and Corporate Governance Committee in its deliberations to determine its recommendations to the Board of Directors regarding persons to be nominated by the Board of Directors for election to the Board of Directors at such annual meeting.

ANNUAL REPORT ON FORM 10-K

Our 2014 Annual Report was filed with the SEC on March 24, 2015. A copy of the 2014 Annual Report filed with the SEC, exclusive of the exhibits thereto, may be obtained from us, without charge, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to CIO, at our Vancouver address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on March 20, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 7, 2014. The notice of annual meeting, Proxy Statement and our 2014 Annual Report are available at the following website: http://www.astproxyportal.com/ast/18940/.

By order of the Board of Directors

/s/ Anthony Maretic
Anthony Maretic
Chief Financial Officer, Secretary and Treasurer

March 25, 2015

APPENDIX A

GUIDELINES OF CITY OFFICE REIT, INC. AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

Appointment and Oversight. The audit committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the audit committee.

Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the audit committee shall pre-approve the engagement. Audit committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the audit committee regarding the Company’s engagement of the independent auditor. The audit committee may delegate to one or more designated members of the audit committee the authority to grant pre-approvals, provided such approvals are presented to the audit committee at a subsequent meeting. If the audit committee elects to establish pre-approval policies and procedures regarding non-audit services, the audit committee must be informed of each non-audit service provided by the independent auditor. Audit committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

Independence of Independent Auditor. The audit committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience, qualifications and performance of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The audit committee shall obtain and review (A) a report prepared by the independent auditor describing the auditing firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues, and (B) any other required reports from the independent auditor;

(ii) The audit committee shall (A) discuss with the independent auditor its independence from the Company, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and (B) obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with applicable SEC and Public Company Accounting Oversight Board rules and guidance with respect to auditor independence, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor;

(iii) The audit committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC; and

(iv) The audit committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

APPENDIX B

14475
CITY OFFICE REIT, INC.
PRoXY
THis PRoXY is soLiCiTeD oN BeHALF oF THe
BoARD oF DiReCToRs oF CiTY oFFiCe ReiT, iNC.
The undersigned hereby appoints James Farrar, Anthony Maretic and Gregory Tylee, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the shares of common stock of City Office REIT, Inc. (“CIO”) held of record by the undersigned on March 20, 2015 at the Annual
Meeting of Stockholders of CIO, to be held at 9:00 A.M. on Thursday, May 7, 2015 in CIO’s counsel’s office located at 700 West Georgia Street, 25th Floor, Vancouver, BC V7Y 1B3 and at
any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. If you wish to attend the Annual Meeting and vote in person, you may contact CIO’s
Investor Relations at (604) 806-3366 for directions. Each of the Proposals in this proxy is proposed by CIO. These Proposals are not related to or conditioned on the approval of other matters.
(Continued and to be signed on the reverse side)
1.1

ANNUAL meeTiNG oF sToCKHoLDeRs oF
CiTY oFFiCe ReiT, iNC.
may 7, 2015
imPoRTANT NoTiCe ReGARDiNG THe AVAiLABiLiTY oF PRoXY mATeRiALs
FoR THe sToCKHoLDeR meeTiNG To Be HeLD oN mAY 7, 2015:
The notice of annual meeting, Proxy Statement
and annual report on Form 10-K for the year ended December 31, 2014 are available at http://www.astproxyportal.com/ast/18940/
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS CITY OFFICE REIT,
INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.
3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2015
ANNUAL MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION
THEREOF.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED
HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE
VOTED “FOR” ALL NOMINEES LISTED, “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR CITY OFFICE REIT, INC. FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2015. THIS PROXY ALSO DELEGATES DISCRETIONARY
AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY
COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR
CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY
REVOKES ALL PRIOR PROXIES.
1. Election of three Class lI directors (or if the nominee is not available for election, a substitute designated by the Board of Directors).
PLeAse siGN, DATe AND ReTURN PRomPTLY iN THe eNCLoseD eNVeLoPe. PLeAse mARK YoUR VoTe iN BLUe oR BLACK iNK As sHoWN HeRe x
Please detach along perforated line and mail in the envelope provided. 20630000000000000000 6 050715
FOR AGAINST ABSTAIN
Go GReeN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
1. THE ELECTION OF SIX DIRECTORS, EACH FOR A ONE-YEAR TERM
EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2016 AND
UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.
O John McLernon
O James Farrar
O Samuel Belzberg
O William Flatt
O Mark Murski
O Stephen Shraiberg
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:
NomiNees:

2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS CITY OFFICE REIT, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015. 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2015 ANNUAL MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED, “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CITY OFFICE REIT, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES. 1. Election of three Class lI directors (or if the nominee is not available for election, a substitute designated by the Board of Directors). Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JoHN smiTH 1234 mAiN sTReeT APT. 203 NeW YoRK, NY 10038 ANNUAL meeTiNG oF sToCKHoLDeRs oF CiTY oFFiCe ReiT, iNC. may 7, 2015 iNTeRNeT - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TeLePHoNe - Call toll-free 1-800-PRoXies (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. mAiL - Sign, date and mail your proxy card in the envelope provided as soon as possible. iN PeRsoN - You may vote your shares in person by attending the Annual Meeting. Go GReeN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PRoXY VoTiNG iNsTRUCTioNs Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLeAse siGN, DATe AND ReTURN PRomPTLY iN THe eNCLoseD eNVeLoPe. PLeAse mARK YoUR VoTe iN BLUe oR BLACK iNK As sHoWN HeRe x 20630000000000000000 6 050715 ComPANY NUmBeR ACCoUNT NUmBeR imPoRTANT NoTiCe ReGARDiNG THe AVAiLABiLiTY oF PRoXY mATeRiALs FoR THe sToCKHoLDeR meeTiNG To Be HeLD oN mAY 7, 2015: The notice of annual meeting, Proxy Statement and annual report on Form 10-K for the year ended December 31, 2014 are available at http://www.astproxyportal.com/ast/18940/ 1. THE ELECTION OF SIX DIRECTORS, EACH FOR A ONE-YEAR TERM FOR AGAINST ABSTAIN EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2016 AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY. O John McLernon O James Farrar O Samuel Belzberg O William Flatt O Mark Murski O Stephen Shraiberg FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NomiNees: